Exhibit 10.15

EXECUTION VERSION

AMENDMENT NO. 5 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of July 8, 2020 (this “Amendment”), among OCSI Senior Funding Ltd., as borrower (the “Borrower”), Oaktree Strategic Income Corporation, as servicer (the “Servicer”), Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and as a committed lender (in such capacity, a “Lender”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and collateral custodian (in such capacity, the “Collateral Custodian”).

WHEREAS, the Borrower, Oaktree Strategic Income Corporation, as equityholder, the Servicer, the Collateral Agent, the Collateral Custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 24, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Collateral Agent, the Collateral Custodian and the Facility Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 2.2. As of the date of this Amendment, the Schedules and Exhibits to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits to the Loan Agreement attached as Appendix B hereto.

1

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Portfolio LTV shall be less than or equal to 70.0%; and

(c) all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

2

SECTION 5.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. No Proceedings; Limited Recourse. The provisions of Sections 17.11 and 17.12 of the Loan Agreement are incorporated herein mutatis mutandis.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OCSI SENIOR FUNDING LTD., as Borrower

By:	/s/ Dianne Farjallah
Name: Dianne Farjallah
Title: Director

[Signature Page to Amendment to LFSA]

OAKTREE STRATEGIC INCOME CORPORATION, as Servicer

By: Oaktree Fund Advisors, LLC
Its: Investment Adviser

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Senior Vice President

By:	/s/ Matthew Stewart
Name: Matthew Stewart
Title: Senior Vice President

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Andrew Goldsmith
Name: Andrew Goldsmith
Title: Vice President

[Signature Page to Amendment to LFSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent and as Collateral Custodian

By:	/s/ Katherine M. O’Brien Mathis
Name: Katherine M. O’Brien Mathis
Title: Vice President

[Signature Page to Amendment to LFSA]

Appendix A

EXECUTION VERSION

Conformed through Amendment No. ~~4~~5 dated as of ~~March 22,~~July 8, 2020

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 24, 2018

OCSI SENIOR FUNDING LTD.

as Borrower

OAKTREE STRATEGIC INCOME CORPORATION

as Equityholder,

OAKTREE STRATEGIC INCOME CORPORATION

as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

TABLE OF CONTENTS

Page
ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions	~~51~~53

ARTICLE II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~52~~54

Section 2.1	Advances	~~52~~54
Section 2.2	Funding of Advances	~~52~~54
Section 2.3	Notes	~~54~~56
Section 2.4	Repayment and Prepayments	~~54~~56
Section 2.5	Permanent Reduction of Facility Amount	~~55~~57
Section 2.6	Extension of Revolving Period	~~55~~57
Section 2.7	Calculation of Discount Factor	~~55~~57
Section 2.8	Increase in Facility Amount	~~57~~60
Section 2.9	Defaulting Lenders	~~57~~60

ARTICLE III	YIELD, UNDRAWN FEE, MINIMUM UTILIZATION FEE ETC	~~58~~61

Section 3.1	Yield, Undrawn Fee and Minimum Utilization Fee	~~58~~61
Section 3.2	Yield Distribution Dates	~~58~~62
Section 3.3	Yield Calculation	~~58~~62
Section 3.4	Computation of Yield, Fees, Etc	~~59~~62

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ARTICLE IV	PAYMENTS; TAXES	~~59~~62

Section 4.1	Making of Payments	~~59~~62
Section 4.2	Due Date Extension	~~59~~62
Section 4.3	Taxes	~~59~~63

ARTICLE V	INCREASED COSTS, ETC	~~63~~67

Section 5.1	Increased Costs, Capital Adequacy	~~63~~67

ARTICLE VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~65~~68

Section 6.1	Effectiveness	~~65~~68
Section 6.2	Advances and Reinvestments	~~67~~70
Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~69~~72

ARTICLE VII	ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS	~~70~~74

Section 7.1	Retention and Termination of the Servicer	~~70~~74
Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~70~~74
Section 7.3	Duties of the Servicer	~~72~~75
Section 7.4	Representations and Warranties of the Servicer	~~73~~77
Section 7.5	Covenants of the Servicer	~~76~~79
Section 7.6	Servicing Fees; Payment of Certain Expenses by Servicer	~~79~~83
Section 7.7	Collateral Reporting	~~79~~83
Section 7.8	Notices	~~79~~83
Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~79~~83

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Section 7.10	Optional Sales	~~81~~84
Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations	~~82~~86
Section 7.12	Servicing of REO Assets	~~83~~86

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~84~~88

Section 8.1	Accounts	~~84~~88
Section 8.2	Excluded Amounts	~~86~~90
Section 8.3	Distributions, Reinvestment and Dividends	~~87~~90
Section 8.4	Fees	~~90~~94
Section 8.5	Monthly Report	~~90~~94

ARTICLE IX	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~91~~95

Section 9.1	Organization and Good Standing	~~91~~95
Section 9.2	Due Qualification	~~91~~95
Section 9.3	Power and Authority	~~91~~95
Section 9.4	Binding Obligations	~~91~~95
Section 9.5	Security Interest	~~91~~95
Section 9.6	No Violation	~~92~~96
Section 9.7	No Proceedings	~~93~~97
Section 9.8	No Consents	~~93~~97
Section 9.9	Solvency	~~93~~97
Section 9.10	Compliance with Laws	~~93~~97
Section 9.11	Taxes	~~93~~97
Section 9.12	Monthly Report	~~94~~98
Section 9.13	No Liens, Etc	~~94~~98

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Section 9.14	Information True and Correct	~~94~~98
Section 9.15	Bulk Sales	~~95~~99
Section 9.16	Collateral	~~95~~99
Section 9.17	Selection Procedures	~~95~~99
Section 9.18	Indebtedness	~~95~~99
Section 9.19	No Injunctions	~~95~~99
Section 9.20	No Subsidiaries	~~95~~99
Section 9.21	ERISA Compliance	~~95~~99
Section 9.22	Investment Company Status	~~96~~100
Section 9.23	Set-Off, Etc	~~96~~100
Section 9.24	Collections	~~96~~100
Section 9.25	Value Given	~~96~~100
Section 9.26	Use of Proceeds	~~96~~100
Section 9.27	Separate Existence	~~96~~100
Section 9.28	Transaction Documents	~~97~~101
Section 9.29	Anti-Terrorism, Anti-Money Laundering	~~97~~101
Section 9.30	Anti-Bribery and Corruption	~~98~~102

ARTICLE X	COVENANTS	~~98~~102

Section 10.1	Protection of Security Interest of the Secured Parties	~~98~~102
Section 10.2	Other Liens or Interests	~~99~~103
Section 10.3	Costs and Expenses	~~100~~104
Section 10.4	Reporting Requirements	~~100~~104
Section 10.5	Separate Existence	~~100~~104
Section 10.6	Hedging Agreements	~~102~~106

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Section 10.7	Tangible Net Worth	~~104~~108
Section 10.8	Taxes	~~105~~109
Section 10.9	Merger, Consolidation, Etc	~~105~~109
Section 10.10	Deposit of Collections	~~105~~109
Section 10.11	Indebtedness; Guarantees	~~105~~109
Section 10.12	Limitation on Purchases from Affiliates	~~105~~109
Section 10.13	Documents	~~105~~109
Section 10.14	Preservation of Existence	~~106~~110
Section 10.15	Limitation on Investments	~~106~~110
Section 10.16	Distributions	~~106~~110
Section 10.17	Performance of Transaction Documents	~~106~~110
Section 10.18	Reserved	~~106~~110
Section 10.19	Further Assurances; Financing Statements	~~106~~110
Section 10.20	Obligor Payment Instructions	~~107~~111
Section 10.21	Delivery of Collateral Obligation Files	~~107~~111
Section 10.22	Collateral Obligation Schedule	~~108~~112
Section 10.23	Notice to Specified Obligors	~~108~~112
Section 10.24	Risk Retention	~~108~~112
Section 10.25	Moody’s RiskCalc	~~110~~114
Section 10.26	Repurchase of Preference Shares	~~111~~114
Section 10.27	Ineligible Collateral	~~111~~115

ARTICLE XI	THE COLLATERAL AGENT	~~111~~115

Section 11.1	Appointment of Collateral Agent	~~111~~115
Section 11.2	Monthly Reports	~~111~~115

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Section 11.3	Collateral Administration	~~111~~115
Section 11.4	Removal or Resignation of Collateral Agent	~~115~~118
Section 11.5	Representations and Warranties	~~115~~119
Section 11.6	No Adverse Interest of Collateral Agent	~~116~~119
Section 11.7	Reliance of Collateral Agent	~~116~~120
Section 11.8	Limitation of Liability and Collateral Agent Rights	~~116~~120
Section 11.9	Tax Reports	~~119~~123
Section 11.10	Merger or Consolidation	~~119~~123
Section 11.11	Collateral Agent Compensation	~~119~~123
Section 11.12	Anti-Terrorism Laws	~~120~~123

ARTICLE XII	GRANT OF SECURITY INTEREST	~~120~~124

Section 12.1	Borrower’s Grant of Security Interest	~~120~~124
Section 12.2	Borrower Remains Liable	~~121~~125
Section 12.3	Release of Collateral	~~122~~125

ARTICLE XIII	EVENTS OF DEFAULT	~~122~~126

Section 13.1	Events of Default	~~122~~126
Section 13.2	Effect of Event of Default	~~124~~128
Section 13.3	Rights upon Event of Default	~~125~~129
Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~126~~129
Section 13.5	Collective Proceedings	~~126~~130
Section 13.6	Insolvency Proceedings	~~126~~130
Section 13.7	Delay or Omission Not Waiver	~~127~~131
Section 13.8	Waiver of Stay or Extension Laws	~~127~~131
Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral	~~128~~131
Section 13.10	Power of Attorney	~~128~~132

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ARTICLE XIV	THE FACILITY AGENT	~~129~~132

Section 14.1	Appointment	~~129~~132
Section 14.2	Delegation of Duties	~~129~~133
Section 14.3	Exculpatory Provisions	~~129~~133
Section 14.4	Reliance by Note Agents	~~130~~133
Section 14.5	Notices	~~130~~134
Section 14.6	Non-Reliance on Note Agents	~~131~~134
Section 14.7	Indemnification	~~131~~135
Section 14.8	Successor Note Agent	~~132~~135
Section 14.9	Note Agents in their Individual Capacity	~~132~~136

ARTICLE XV	ASSIGNMENTS	~~132~~136

Section 15.1	Restrictions on Assignments by the Borrower and the Servicer	~~132~~136
Section 15.2	Documentation	~~132~~136
Section 15.3	Rights of Assignee	~~133~~136
Section 15.4	Assignment by Lenders	~~133~~136
Section 15.5	Registration; Registration of Transfer and Exchange	~~133~~137
Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes	~~134~~138
Section 15.7	Persons Deemed Owners	~~135~~139
Section 15.8	Cancellation	~~135~~139
Section 15.9	Participations; Pledge	~~135~~139

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ARTICLE XVI	INDEMNIFICATION	~~136~~140

Section 16.1	Borrower Indemnity	~~136~~140
Section 16.2	Servicer Indemnity	~~137~~141
Section 16.3	Contribution	~~137~~141
Section 16.4	Risk Retention Indemnity	~~138~~142

ARTICLE XVII	MISCELLANEOUS	~~138~~142

Section 17.1	No Waiver; Remedies	~~138~~142
Section 17.2	Amendments, Waivers	~~139~~143
Section 17.3	Notices, Etc	~~140~~143
Section 17.4	Costs and Expenses	~~140~~144
Section 17.5	Binding Effect; Survival	~~141~~144
Section 17.6	Captions and Cross References	~~141~~145
Section 17.7	Severability	~~141~~145
Section 17.8	GOVERNING LAW	~~141~~145
Section 17.9	Counterparts	~~141~~145
Section 17.10	WAIVER OF JURY TRIAL	~~141~~145
Section 17.11	No Proceedings	~~142~~145
Section 17.12	Limited Recourse	~~142~~146
Section 17.13	ENTIRE AGREEMENT	~~144~~148
Section 17.14	Confidentiality	~~144~~148
Section 17.15	Non-Confidentiality of Tax Treatment	~~145~~149
Section 17.16	Replacement of Lenders	~~145~~149
Section 17.17	Consent to Jurisdiction	~~146~~150

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Section 17.18	Option to Acquire Rating	~~147~~150
Section 17.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~147~~150
Section 17.20	Acknowledgement Regarding Any Supported QFCs	~~147~~151

ARTICLE XVIII	COLLATERAL CUSTODIAN	~~148~~152

Section 18.1	Designation of Collateral Custodian	~~148~~152
Section 18.2	Duties of the Collateral Custodian	~~148~~152
Section 18.3	Delivery of Collateral Obligation Files	~~150~~154
Section 18.4	Collateral Obligation File Certification	~~151~~155
Section 18.5	Release of Collateral Obligation Files	~~152~~155
Section 18.6	Examination of Collateral Obligation Files	~~153~~157
Section 18.7	Lost Note Affidavit	~~154~~157
Section 18.8	Transmission of Collateral Obligation Files	~~154~~157
Section 18.9	Merger or Consolidation	~~154~~158
Section 18.10	Collateral Custodian Compensation	~~154~~158
Section 18.11	Removal or Resignation of Collateral Custodian	~~155~~158
Section 18.12	Limitations on Liability	~~155~~159
Section 18.13	Collateral Custodian as Agent of Collateral Agent	~~157~~160

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EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Electronic Approval Notice
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody’s Industry Classification Group List
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Moody’s RiskCalc Calculation
SCHEDULE 5	Moody’s Definitions
SCHEDULE 6	Impacted Obligations

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the foregoing employee benefit plan or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c). “Borrowing Base” means, on any day of determination, the sum of (a)(i) the product of the lower of (x) the Weighted Average Advance Rate and (y) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (b) the amount of Principal Collections on deposit in the Principal Collection Account minus (c) the Aggregate Unfunded Amount plus (d) the amount on deposit in the Unfunded Exposure Account minus (e) the Unsettled Equity Amount.

“Broadly Syndicated Loan” means, as of any date of determination, any Loan that (i) is rated CCC/Caa2 or higher as of the Cut-Off Date, (ii) has a tranche size of at least $200,000,000, (iii) has a quote depth of at least two (2) by Loan Pricing Corporation, Markit Group Limited, Loan X Mark-It Partners or Thompson Reuters Pricing Service and (iv) the related Obligor has EBITDA greater than or equal to $50,000,000.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed; provided that, when used in connection with the LIBOR Rate, the term “Business Day” shall also exclude any day on which dealings in deposits in Dollars are not carried out in the London interbank market. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.

“Capped Fees/Expenses” means, on any Distribution Date, the sum of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses in an amount not to exceed $43,500 (the “Quarterly Cap”); provided that, if the aggregate amount of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses paid to the Collateral Agent and the Collateral Custodian under clause (ii) of Section 8.3(a) and clause (i) of Section 8.3(b) on any Distribution Date is less than the Quarterly Cap, the unused portion of the Quarterly Cap may be carried forward to the next succeeding Distribution Date and added to the Quarterly Cap for such Distribution Date; provided further that the aggregate amount of the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under clause (ii) of Section 8.3(a) and clause (i) of Section 8.3(b) may not exceed $150,000 in any calendar year.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law No. 116-136).

“Cayman Administrator” means Walkers Fiduciary Limited and any successor thereto.

~~“Effective Advance Rate” means, on any date of determination, (a) the Advances outstanding on such date divided by (b) the sum of (i) the Adjusted Aggregate Eligible Collateral Obligation Balance on such date plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date.~~

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Date Participation Interest” means any participation interest acquired by the Borrower pursuant to the Master Participation Agreement.

“Effective Equity” means, as of any day, the greater of (x) the sum of the Principal Balances of all Eligible Collateral Obligations plus amounts on deposit in the Principal Collection Account minus the Unsettled Equity Amount minus the outstanding principal amount of all Advances and (y) $0.

“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, the result, as expressed as a percentage, of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by S&P and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Servicer. DBNY and Wells Fargo Bank, National Association or any other Collateral Custodian appointed in accordance with the terms hereunder are deemed to be acceptable securities intermediaries to the Facility Agent.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise added or waived by the Facility Agent in its sole discretion in the related Approval Notice); provided that, prior to the date that is five (5) days after the Effective Date, the Collateral Obligation in respect of SMS Systems Maintenance Services Inc. shall be deemed to be an Eligible Collateral Obligation:

(a) the Facility Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation which has been acknowledged and agreed to by the Borrower;

(b) such Collateral Obligation is not a Defaulted Collateral Obligation;

(c) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any Person other than the Borrower;

(d) such Collateral Obligation is not a Structured Finance Obligation; requested from such Rating Agency a credit estimate, shadow rating or similar rating within 10 Business Days of the applicable Cut-Off Date;

(z) such Collateral Obligation has an Agency Rating;

(aa) such Collateral Obligation is not the subject of an Offer, exchange or tender by the related Obligor for cash, securities or any other type of consideration, other than a Permitted Offer, but only to the extent of such Offer and to the extent set forth on the related Asset Approval Request (or, in the case of a Collateral Obligation that becomes subject to an Offer that is a Permitted Offer after the Cut-Off Date with respect to such Collateral Obligation, to the extent notified by the Servicer to the Facility Agent);

(bb) such Collateral Obligation is purchased for a Purchase Price of at least 85%;

(cc) such Collateral Obligation does not have an Obligor in a Prohibited Industry or any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation; and

(dd) if it is a registration-required obligation within the meaning of the Code, such Collateral Obligation is Registered.

“Eligible Obligor” means, on any day, any Obligor that (i) is a Person (other than a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof, (ii) is a legal operating entity or holding company, (iii) is not an Official Body, and (iv) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder.

“Enterprise Value Loan” means any Loan that is not an Asset Based Loan. “Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“EOD Target Portfolio LTV” means (1) from the Fifth Amendment Effective Date until the end of the Waiver Period, the Target Portfolio LTV and (2) after the end of the Waiver Period until the Post-Waiver Period Cut-Off Date, 70.0% and (3) thereafter, 65.0%.

“Equityholder” has the meaning set forth in the Preamble.

“Facility Termination Date” means the earliest of (i) the date that is six (6) months after the last day of the Revolving Period (or, if such day is not a Business Day, the next succeeding Business Day), (ii) the date of the CLO Takeout and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement including, for the avoidance of doubt, the Cayman Islands Tax Information Authority Law (2017 Revision) together with regulations and guidance notes made pursuant to such law.

“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4. “Fees” has the meaning set forth in Section 8.4.

“Fifth Amendment Effective Date” means July 8, 2020.

“FILO Loan” means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in each case issued under the same Underlying Instruments as such Loan (other than any Loan subject to a Permitted Working Capital Lien), in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to (x) Liens permitted under the applicable Underlying Instruments that are reasonable or customary for similar loans, (y) Permitted Working Capital Liens and (z) Liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided, that the portion of any FILO Loan with a Leverage Multiple that attaches in excess of 2.5x shall be deemed to be a Second Lien Loan for all purposes hereunder. For the avoidance of doubt, a Collateral Obligation will not be a FILO Loan if the Facility Agent designates such Collateral Obligation as a First Lien Loan pursuant to the proviso at the end of the definition of such term.

Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the Long-term Rating Requirement and the Short-term Rating Requirement and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Impacted Obligation” means any Collateral Obligation listed on Schedule 6, as such Schedule may be updated from time to time in accordance with Section 2.7(e).

“Increased Costs” means, collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V of this Agreement.

“Incurrence Covenant” means a covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness” means, with respect to any Person, at any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss (in each case excluding any unfunded commitments of the Borrower with respect to any Variable Funding Asset).

“Indemnified Amounts” has the meaning set forth in Section 16.1. each that requires the consent of the Borrower or any lenders thereunder; provided that, solely during the Waiver Period, with respect to a PPP Loan described in clause (a) of the definition thereof and that would cause a Material Modification pursuant to either clause (i) or (iv) above, such modification shall be deemed not to be a Material Modification during the Waiver Period;

(d) either (i) extends the maturity date of such Collateral Obligation past the maturity date as of the related Cut-Off Date or (ii) extends the amortization schedule with respect thereto for a period of greater than four (4) months;

(e) substitutes, alters or releases (other than by the granting of Permitted Liens) the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Obligation;

(f) results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of the Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder; provided, however, that it shall not be a Material Modification if, on not more than two occasions with respect to such Collateral Obligation (or any other additional occasions approved by the Facility Agent in its sole discretion) any such amendment, waiver, modification or supplement grants an extension (or extensions) of not more than 30 days of the time for delivery of quarterly or annual financial statements or grants an extension (or extensions) of the time for delivery of, or waives delivery of, financial statements; provided further, that any waiver of delivery of quarterly and annual financial statements shall be deemed to be “material”;

(g) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “indebtedness” or “permitted lien” (or any such similar term) in a manner that is materially adverse to any Lender;

(h) results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Obligation was originally denominated;

(i) with respect to an Asset Based Loan, results in a material change to or grants material relief from the borrowing base or any related definition; or

(j) results in a change to the calculation of EBITDA for the related Obligor by including any other non-cash charges that were deducted in determining earnings of such Obligor from continuing operations for such period, unless (w) such modification or non-cash charges were set forth on the related Approval Notice, (x) such modification or non-cash charges were otherwise approved by the Facility Agent in its sole discretion, (y) the Servicer continues to calculate the EBITDA of such Obligor without giving effect to such modification for all purposes under this Agreement, or if the Servicer elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Servicer shall recalculate the Original

Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (z) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (g) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification.

“Maximum Portfolio Advance Rate” means, (i) other than during the Post-Pricing Period, 70% and (ii) at any time ~~following~~during the Post-Pricing Period (or such earlier date as agreed by the Facility Agent, in its sole discretion), the lesser of (x) 75% and (y) the Attachment Point.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.0 years.

“Maximum Weighted Average Moody’s Rating Test” means a test that will be satisfied on any day if the Weighted Average Moody’s Rating Factor of all Eligible Collateral Obligations included in the Collateral is less than or equal to ~~(x) prior to the date that is one month after the Effective Date, 4000 and (y) thereafter, 3750.~~4250.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; (vii) the last date of the Revolving Period; and (viii) the date of any Optional Sale.

“Merger” means the contemplated merger between the Borrower and FS Senior Funding Ltd. on or about September 24, 2018.

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than ~~20.~~18.

“Minimum Equity Test” means a test that will be satisfied on any date of determination if the Effective Equity is equal to or greater than the greater of (A) the sum of the Collateral Obligation Amounts of the five Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts and (B) $30,000,000; provided that, for purposes of calculating clause (A) above, the Collateral Obligation Amount with respect to any Obligor shall be the sum of all Collateral Obligation Amounts with respect to which such Person is an Obligor.

“Minimum Utilization Fee” means a fee payable pursuant to Section 3.2 to each Committed Lender for each day of the related Accrual Period equal to the product of (A) the Applicable Margin and (B) the positive difference (if any) of (x) the product of (1) such Committed Lender’s average daily Commitment during the related Accrual Period multiplied by (2) the Minimum Utilization Percentage minus (y) the daily average Advances funded by such Committed Lender (or its Lender Group) during such Accrual Period minus (z) the Undrawn Fee accrued during such Accrual Period with respect to the amount of the unutilized Commitment.

For purposes of this calculation, “Minimum Utilization Percentage” shall mean (i) from the Fifth Amendment Effective Date until the Post-Waiver Period Cut-Off Date, 50.0% and (ii) otherwise, 80.0%.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations included in the Collateral on such day is equal to or greater than 6.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 4.25%.

“Monthly Report” means a monthly report in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications.

“Moody’s RiskCalc” has the meaning specified in Schedule 4.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“MV Measurement Date” means the last Business Day of each calendar week.

“Non-Approval Event” means, as of any date of determination, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling-six month basis) of (i) the number of Asset Approval Requests resulting in Non-Approved Loans over (ii) the total number of Asset Approval Requests is greater than 50% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true.

“Non-Approved Loan” means each Loan that is otherwise fully eligible for inclusion in the Borrowing Base for which an Asset Approval Request is submitted by the Servicer in good faith to the Facility Agent for inclusion in the Borrowing Base, and such Asset Approval Request is not approved by the Facility Agent.

“Non-Revalued Broadly Syndicated Loan” means a Broadly Syndicated Loan with respect to which no Revaluation Event has occurred since the applicable Cut-Off Date.

“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Servicer and approved by the Facility Agent in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Approval Notice.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Servicer (and, to the extent set forth in the Asset Approval Request, approved by the Facility Agent in the related Approval Notice) in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Approval Notice.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Pandemic” means the global outbreak of the novel coronavirus (SARS-CoV-2) and related respiratory disease “COVID-19”.

“Participant” has the meaning set forth in Section 15.9(a). “Participant Register” has the meaning set forth in Section 15.9(c).

“Participation Interest” means a participation interest (other than an Effective Date Participation Interest) in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation interest, if acquired directly by the Borrower, would qualify as an Eligible Collateral Obligation, (ii) the selling institution is a lender on the loan or commitment, (iii) the aggregate participation interest in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation interest is paid in full (without the benefit of financing from the selling institution or its Affiliates) at the time of the Borrower’s acquisition (or, to the extent of a participation interest in the unfunded commitment under a Variable Funding Asset, at the time of the funding of such loan), (vi) the participation interest provides the participant all of the of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (d), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Permitted Offer” means an offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest, and (ii) as to which the Servicer has reasonably determined that the offeror has sufficient access to financing to consummate the offer.

“Permitted Working Capital Lien” means, with respect to any Collateral Obligation, a Lien on the applicable Related Property (a) that is first priority under Applicable Law, (b) on specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts and (c) that is set forth on the related Approval Notice or otherwise approved by the Facility Agent in writing in its sole discretion.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Portfolio LTV” means, with respect to all Collateral Obligations as of any date of determination, the result, as expressed as a percentage, of (i) the outstanding principal amount of all Advances divided by (ii) the sum of (x) the Adjusted Aggregate Eligible Collateral Obligation Balance plus (y) the amount of Principal Collections on deposit in the Principal Collection Account minus (z) the Unsettled Equity Amount.

“Post-Pricing Period” means the period commencing on the Pricing Date and ending on the earliest to occur of (x) the date of the CLO Takeout and (y) the date that is six weeks after the Pricing Date.

“Post-Waiver Period Cut-Off Date” means the date that is 90 days after the end of the Waiver Period.

“PPP Loan” means either (a) unsecured Indebtedness incurred by an Obligor or (b) pari passu or secured Indebtedness incurred by an Obligor, in each case, in the form of a payroll protection plan loan issued under Section 7(a) of the Small Business Act, as modified by the CARES Act.

“Preference Share Purchase Agreement” means the Preference Share Purchase Agreement by and between the Borrower and the Equityholder, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Preference Shares” means preference shares in the capital of the Borrower, which have a nominal or par value of $0.0001 per share and have the rights and entitlements ascribed thereto in the Borrower’s memorandum and articles of association.

“Pricing Date” means the date after the commencement of the CLO Marketing Period on which the Borrower notifies in writing the Facility Agent, the Collateral Agent, the Equityholder and the Servicer that it has received Purchase Commitments for CLO Securities with an aggregate par amount greater than or equal to the Target CLO Amount.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (A) the Purchase Price paid by the Borrower for such Collateral Obligation and (B) the outstanding principal balance of such Collateral Obligation, exclusive of (x) any interest on such Collateral Obligation deferred or capitalized (1) except to the extent set forth on the related Asset Approval Request, prior to the related Cut-Off Date and (2) after the related Cut-Off Date and (y) any unfunded amounts with respect to any Variable Funding Asset included in the Collateral as of such date; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (ii) all payments received by the Borrower pursuant to any Hedging Agreement, (iii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, and (iv) all Repurchase Amounts, in each case other than Retained Interests.

“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 84108602, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Recipient” means (a) the Facility Agent, (b) any Lender, (c) any Agent and (d) any other recipient of a payment hereunder.

“Reclassification Date” has the meaning set forth in Section 10.4(c).

“Reclassified Broadly Syndicated Loan” means, as of any date of determination following the Fourth Amendment Effective Date, any Loan that was classified as a Broadly Syndicated Loan as of any prior date of determination and either (i) is not an Eligible Collateral Obligation or (ii) is not classified as a Broadly Syndicated Loan as a result of not satisfying the conditions set forth in the definition thereof; provided that if any Reclassified Broadly Syndicated Loan subsequently satisfies such conditions, then such Loan shall not be considered a Reclassified Broadly Syndicated Loan so long as it continues to satisfy all such conditions.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Registered” means in registered form for U.S. federal income tax purposes. “Reinvestment” has the meaning set forth in Section 8.3(c).

“Reinvestment Date” has the meaning set forth in Section 8.3(c).

“Reinvestment Portfolio LTV” means, with respect to any Collateral Obligation(s) proposed to be purchased pursuant to a Reinvestment during the Waiver Period, the result, expressed as a percentage of, (i) the sum of (a) the outstanding principal amount of all Advances minus (b) the positive difference (if any) of (x) the amount of Principal Collections to be applied for such Reinvestment minus (y) the Waiver Period Advance Proceeds divided by (ii) the sum of (a) the Adjusted Aggregate Eligible Collateral Obligation Balance plus (b) the difference between (x) the Collateral Obligation Amounts for such Collateral Obligations minus (y) the Excess Concentration Amount applicable to such Collateral Obligations plus (c) the amount of Principal Collections on deposit in the Principal Collection Account minus the amount of Principal Collections to be applied for such Reinvestment minus (d) the Unsettled Equity Amount.

“Reinvestment Request” has the meaning set forth in Section 8.3(c).

“Related Collateral Obligation” means any Collateral Obligation where any Affiliate of the Borrower, Servicer or the Equityholder owns a variable funding asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by such Affiliate of the Borrower, Servicer or the Equityholder to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e) an Event of Default occurs;

(f) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $2,500,000 (excluding, if such aggregate amount is less than $10,000,000, the portion of any such payments made from insurance proceeds), individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution; or

(h) a Change of Control occurs with respect to the Servicer and it is not approved in writing by the Facility Agent.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fees) under the Transaction Documents.

“Servicing Fees” means the Senior Servicing Fee and the Subordinated Servicing Fee. “Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices using the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Specified ~~Borrowing Base~~Impacted Obligation” means any Impacted Obligation with respect to which any (or all) of the following have occurred: (1) a Revaluation Event (A) pursuant to clauses (b) or (d) of the definition thereof or (B) due to a Material Modification pursuant to clauses (c), (e) or (h) of the definition thereof or (2) such Impacted Obligation is no longer an Eligible Collateral Obligation (including as a result of the Obligor with respect to such Impacted Obligation no longer being an Eligible Obligor), except (i) pursuant to clauses (h) or (p) of the definition thereof and (ii) if such Collateral Obligation is no longer an Eligible Collateral Obligation due to becoming a Defaulted Collateral Obligation solely pursuant to clauses (a) and/or (c) of the definition thereof.

“Specified Portfolio LTV Breach” means, as of any date of determination after the Post-Waiver Period Cut-Off Date, (a) an amendment to the Discount Factor of one or more Collateral Obligations by the Facility Agent pursuant to Section 2.7(b) or (b) an increase in the Excess Concentration Amount not caused by the purchase of a Collateral Obligation which, in either case, causes the ~~aggregate principal amount of all Advances outstanding hereunder~~Portfolio LTV to exceed the ~~Borrowing Base~~EOD Target Portfolio LTV by an amount ~~(calculated as a percentage)~~ equal to or less than ~~10% (in the aggregate)~~5%; provided that such event shall not be a Specified ~~Borrowing Base~~Portfolio LTV Breach if any other event occurred on the same date that either ~~decreased~~increased the ~~Borrowing Base~~Portfolio LTV (other than by operation of Section 8.3) or increased the Advances outstanding hereunder.

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Structuring Fee” means a fee payable by the Borrower to the Facility Agent in an amount equal to 0.25% of the Original Commitment, which fee shall be payable on the Facility Termination Date.

“Subordinated Servicing Fee” means with respect to any Distribution Date, the subordinated fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Subordinated Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Subordinated Servicing Fee Percentage” means 0.25%.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Successor Senior Servicing Fee” means with respect to any Distribution Date on which there is a Person other than Oaktree Strategic Income Corporation or an Affiliate thereof acting as Servicer, the senior fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Successor Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Successor Senior Servicing Fee Percentage” means (x) if, on the related Distribution Date, the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Broadly Syndicated Loans is greater than or equal to 50.0% of the Aggregate Eligible Collateral Obligation Amount, 0.65% and (y) otherwise, 1.00%.

“Supported QFC” has the meaning set forth in Section 17.20.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target CLO Amount” means $350,000,000.

“Target Portfolio LTV” means (1) from the Fifth Amendment Effective Date to the date that is 29 days after the Fifth Amendment Effective Date, 70.0%, (2) from the date that is 30 days after the Fifth Amendment Effective Date to the date that is 59 days after the Fifth Amendment Effective Date, 67.5% and (3) thereafter, 65.0%.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, the Administration Agreement, the Preference Share Purchase Agreement, the Master Participation Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the Credit Agreement and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” a fee payable pursuant to Section 3.2 for each day of the related Collection Period equal to the product of (x) the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day times (y) the Undrawn Fee Rate times (z) 1/360.

“Undrawn Fee Rate” means (a) prior to the three-month anniversary of the Effective Date, 0.25% and (b) thereafter, 0.50%.

“Unfunded Exposure Account” means a segregated, non-interest bearing securities account number 84108600, which is created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Servicer Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Default.

“Unsettled Equity Amount” means, as of any date of determination, the sum of the products for each Unsettled Sold Collateral Obligation of (a) 100% minus the lower of (x) the Advance Rate of each such Unsettled Sold Collateral Obligation and (y) the Maximum Portfolio Advance Rate multiplied by (b) such Unsettled Sold Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Unsettled Sold Collateral Obligation” means, as of any date of determination, any Collateral Obligation that the Borrower (or the Servicer on its behalf) has committed to sell pursuant to an Optional Sale but which sale has not settled as of the 30th day after the Borrower (or the Servicer on its behalf) entered into such commitment.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.20. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Valuation Standard” means one or a combination of customary and usual valuation methodologies generally accepted in the pricing and valuation market to derive a fair assessment of the current “fair value” as specified below of a Collateral Obligation and without regard to any compensation received from, or agency relationship with, any Person; provided that such fair value shall be based on the most recent financial reporting and/or any other customary financial and other information with respect to such Collateral Obligation including, without limitation, the following: (i) the financial performance of the Obligor of such Collateral Obligation; (ii) a fundamental analysis which may be based on discounted cash flow and a multiples-based approach based on comparable companies in the relevant sector or another generally accepted methodology for valuing companies in the relevant sector; and (iii) the current market environment (e.g., quoted trading levels on the Collateral Obligation (if available) and the relative trading levels and yields for debt instruments of comparable companies). For purposes of this definition, “fair value” is defined as the price that would be received when selling a Collateral Obligation in an orderly transaction between market participants on the date of measuring such a value.

“Variable Funding Asset” means any Revolving Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Waived Impacted Obligation” has the meaning set forth in Section 2.7(e)(i).

“Waiver Period” means the period from and including the Fifth Amendment Effective Date and ending one hundred and thirty-five (135) days thereafter.

“Waiver Period Advance Proceeds” means, with respect to any Collateral Obligation(s) proposed to be purchased pursuant to a Reinvestment or with the proceeds of an Advance during the Waiver Period, the amount equal to the sum of the products of (a) the lower of (x) 62.5% and (y) the Advance Rate of each Collateral Obligation multiplied by (b) the Collateral Obligation Amount of each such Collateral Obligation.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Coupon” means, as of any day, the number expressed as a percentage equal to (i) the sum, for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for such Collateral Obligation minus the LIBOR Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation divided by (ii) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral Obligation and (ii) dividing such sum by the aggregate Collateral Obligation Amounts of all Eligible Collateral Obligations included in the Collateral.

(b)

Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, all Advances shall be made by the Agent on behalf of the applicable Committed Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, its Agent shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

(c)

Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section 13.2 or (ii) the end of the Revolving Period, the Borrower shall request an Advance in the amount of the Aggregate Unfunded Amount minus the amount already on deposit in the Unfunded Exposure Account. Following receipt of such Advance Request, the Lenders shall fund such requested amount by depositing such amount directly to the Collateral Custodian to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

Section 2.3 Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon; provided, further, that any such Note shall be consistent with the information in the Loan Register.

Section 2.4 Repayment and Prepayments. (a) The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be paid hereunder and funds are available therefor pursuant to Section 8.3 and (b) in full on the Facility Termination Date.

(c) Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount solely through the tranche or tranches of such Collateral Obligation actually held by the Borrower), the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion, and the Borrower may not dispute such Discount Factor. The Discount Factor (determined as the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the outstanding principal balance of such Collateral Obligation) shall be recalculated (by the Facility Agent) based on the average of the valuations provided by the Approved Valuation Firms. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Servicer and the Collateral Agent and each Agent. To the extent a Responsible Officer of the Servicer has actual knowledge or has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not later than two (2) Business Days after it receives notice or a Responsible Officer of the Servicer gains actual knowledge thereof).

(c)

If the circumstances giving rise to any Revaluation Event with regard to any Collateral Obligation cease to be applicable, the Servicer may provide written notice of such changed circumstance to the Facility Agent and each Agent, and if no Revaluation Event shall then be continuing for such Collateral Obligation, the Facility Agent may assign a new Discount Factor for such Collateral Obligation in its sole discretion as set forth in clause (a) above.

(d)

After the Agency Rating of an Eligible Collateral Obligation has been downgraded, the Servicer may request that the Facility Agent reduce the Discount Factor of such Eligible Collateral Obligation and the Facility Agent may so reduce the Discount Factor of such Eligible Collateral Obligation in the Facility Agent’s sole discretion.

(e)	Waiver Period.

(i)

Notwithstanding clauses (b), (c) and (d) above, if during the Waiver Period a Revaluation Event (excluding any Revaluation Event that would result in the Collateral Obligation becoming a Specified Impacted Obligation) occurs with respect to any Impacted Obligation that is directly caused by or results from, in the Servicer’s reasonable determination, a business disruption due primarily to the Pandemic (such Impacted Obligation, a “Waived Impacted Obligation”), the Discount Factor of such Waived Impacted Obligation in effect as of the Fifth Amendment Effective Date shall not be amended by the Facility Agent solely during the Waiver Period; provided that, (w) if it is determined by the Facility Agent in its sole discretion that any such Revaluation Event was not a result of the Pandemic or was due to an act by the related Obligor constituting fraud, then the Discount Factor of the related Impacted Obligation may be amended by the Facility Agent in accordance with Section 2.7(b), in its sole discretion, (x) after the end of the Waiver Period, the Discount Factor of each Waived Impacted Obligation may be amended by the Facility Agent in accordance with Section 2.7(b), in its sole discretion, (y) in the event that any Waived Impacted Obligation subsequently becomes a Specified Impacted Obligation, the Facility Agent may amend the Discount Factor of such Specified Impacted Obligation in accordance with Section 2.7(b), in its sole discretion and (z) the aggregate outstanding principal balance of Waived Impacted Obligations shall not exceed 30% of the par amount of the Collateral Obligations (measured as of the most recent Measurement Date).

(ii)

The Borrower (or the Servicer on its behalf) shall submit to the Facility Agent for approval, no later than the Fifth Amendment Effective Date, the initial Schedule 6 comprising the Collateral Obligations it requests be designated as Impacted Obligations.

(iii)

The Borrower (or the Servicer on its behalf) may, upon delivery of any updated Schedule 6, remove any Impacted Obligation (including any Waived Impacted Obligation) from such Schedule 6 so long as, after giving effect to such removal, the Portfolio LTV is less than or equal to the Target Portfolio LTV and such Impacted Obligation remains a part of the Collateral. After the date of such removal of a Waived Impacted Obligation, the Facility Agent may amend the Discount Factor of such Waived Impacted Obligation in accordance with Section 2.7(b), in its sole discretion.

(iv)

The Borrower (or the Servicer on its behalf) may, upon the approval of the Facility Agent in its sole discretion, classify any additional Collateral Obligations as Impacted Obligations if, both prior to and after giving effect to such classification, (x) the aggregate outstanding principal balance of Waived Impacted Obligations does not exceed 30% of the par amount of the Collateral Obligations (measured as of the most recent Measurement Date) and (y) the Portfolio LTV is less than or equal to the Target Portfolio LTV.

(v)

The Borrower (or the Servicer on its behalf) shall (1) promptly, and in any event no less frequently than monthly, deliver any materials prepared by the Borrower (or the Servicer on its behalf) in connection with each such Waived Impacted Obligation and (2) in good faith make its personnel available to discuss with the Facility Agent the operations, properties, financial condition, credit or business of the related Obligor for each such Impacted Obligation and provide all relevant materials related thereto, as may be reasonably requested by the Facility Agent.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender Group. Each increase in the Facility Amount shall be allocated to each participating Lender Group pro rata based on their Commitments immediately prior to giving effect to such increase. Notwithstanding the foregoing, no such increase shall be permitted without the prior written consent of each of the Servicer and DBNY if, after giving effect to any such increase, DBNY’s Commitment will no longer be at least 51% of the Facility Amount.

the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests and the Minimum Equity Test are satisfied, or (ii) with respect to each Reinvestment, (A) the Diversity Score is at least ~~10~~15 and (B) each other Collateral Quality Test is satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Test is satisfied.

(g)

Hedging Agreements. The Facility Agent shall have received evidence, in form and substance reasonably satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(h)

Facility Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower or the incremental pledge of any Collateral Obligation owned by the Borrower, (1) the Borrower shall have received an Approval Notice with respect to such Collateral Obligation from the Facility Agent and (2) the Borrower (or the Servicer on its behalf) shall have given electronic notice back to the Facility Agent that it acknowledges and agrees to the terms set forth in the related Approval Notice;

(i)

Permitted Use. The proceeds of any Advance or Reinvestment will be used solely by the Borrower (A) to acquire Collateral Obligations as identified on the applicable Asset Approval Request or (B) to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j)

Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Servicer (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain an Approved Valuation Firm to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Servicer shall report the Approved Valuation Firm, appraisal metric and Appraised Value for such Collateral Obligation to the Facility Agent (with a copy to each Agent) in the Advance Request related to such Collateral Obligation. In addition, the Servicer shall deliver promptly following receipt thereof (x) to the Facility Agent, each updated Appraised Value for a Collateral Obligation and (y) to each Agent, any updated Appraised Value for a Collateral Obligation required by clause (h) of the definition of “Revaluation Event”;

(k)

Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied;

(l)

Rating Letters. Solely with respect to the initial advance to be made by each Conduit Lender, the applicable Agent shall have received a letter from each applicable Rating Agency confirming its rating of such Conduit Lender; ~~and~~

(m)

Portfolio LTV. Solely with respect to an Advance (i) during the Waiver Period, (x) the Portfolio LTV is equal to or less than the Target Portfolio LTV and (y) the proceeds of such Advance are equal to or less than the Waiver Period Advance Proceeds and (ii) after the Waiver Period, the Portfolio LTV is equal to or less than the Target Portfolio LTV, in each case, after giving effect to such Advance. Solely with respect to a Reinvestment during the Waiver Period, the Portfolio LTV is equal to or less than (x) the Target Portfolio LTV both prior to and after giving effect to such Reinvestment and (y) the Reinvestment Portfolio LTV; and

(n)	~~(m)~~ Other. The Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as it may request, which request is reasonable as to scope, content and timing.

Section 6.3 Transfer of Collateral Obligations and Permitted Investments. (a) The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments in physical form at its offices located at 425 Hennepin Ave., Minneapolis, MN 55414.

(b)

On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower or the Servicer shall direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower or the Servicer shall, if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in Section 18.3(a), cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in Section 18.3(a) to the Collateral Custodian to be credited by the Collateral Custodian to the Collection Account in accordance with the terms of this Agreement.

(c)

The Borrower or the Servicer shall cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by it to the Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment (in each case, whether now existing or hereafter acquired), which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower:

(i)	in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or

(vi)

SIXTH, after the end of the Revolving Period, (1) if no Revaluation Diversion Event has occurred, the Diversity Score is greater than ~~10~~15 and no Unmatured Event of Default or an Event of Default has occurred and is continuing, to the Borrower, otherwise (2) to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero;

(vii)	SEVENTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(vii), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(viii)

EIGHTH, after the end of the Waiver Period, if the Portfolio LTV on such Distribution Date exceeds the Target Portfolio LTV, (1) at the election of the Servicer, to the Agents on behalf of their respective Lenders pro rata in accordance with the outstanding Advances in the amount necessary for the Portfolio LTV to be equal to or less than the Target Portfolio LTV and (2) to remain in the Interest Collection Account as Interest Collections;

(ix)	NINTH, to any Affected Persons, any Increased Costs then due and owing;

(x)	~~(ix) NINTH~~TENTH, to the extent not previously paid pursuant to Section 8.3(a)(i) above, to the payment of Taxes and governmental fees owing by the Borrower, if any;

(xi)	~~(x) TENTH~~ELEVENTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(xii)

~~(xi) ELEVENTH~~TWELFTH, to the extent not previously paid pursuant to Section 8.3(a)(ii) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian;

(xiii)	~~(xii) TWELFTH~~THIRTEENTH, to the extent not waived or deferred by the Servicer, to the Servicer, any accrued and unpaid Subordinated Servicing Fee for the related Collection Period;

(xiv)	~~(xiii) THIRTEENTH~~FOURTEENTH, to pay any other amounts due from the Borrower under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);

(xv)

~~(xiv) FOURTEENTH~~FIFTEENTH, during the Revolving Period if an Unmatured Event of Default or an Event of Default has not occurred and is continuing and at the election of the Servicer, to be deposited in the Principal Collection Account as Principal Collections;

(xvi)

~~(xv) FIFTEENTH~~SIXTEENTH, (1) if an Unmatured Event of Default or an Event of Default has occurred and is continuing, to remain in the Collection Account as Interest Collections, otherwise (2) the remaining Amount Available, to the Equityholder in accordance with the Preference Share Purchase Agreement.

(b)

On each Distribution Date (other than a date upon which the CLO Takeout occurs), the Collateral Agent shall distribute from the Principal Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the Servicer pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i)	FIRST, to pay, in accordance with Section 8.3(a) above, the amounts referred to in clauses (i) through (iv) above;

(ii)

SECOND, ~~after the end of~~(1) during the Waiver Period, (x) if the Portfolio LTV on such Distribution Date exceeds the Target Portfolio LTV or the Revolving Period has ended, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding and (y) otherwise, to remain in the Principal Collection Account as Principal Collections; and (2) after the end of the Waiver Period, (x) if the Revolving Period has ended, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding and (y) otherwise, if the Portfolio LTV on such Distribution Date exceeds the Target Portfolio LTV, to remain in the Principal Collection Account as Principal Collections;

(iii)	THIRD, to pay, in accordance with Section 8.3(a) above, the amounts referred to in clauses (vi) through (~~xii~~xiii) above;

(iv)	FOURTH, during the Revolving Period, to remain in the Principal Collection Account as Principal Collections; and

(v)	FIFTH, after the end of the Revolving Period, the remaining Amount Available, to the Equityholder in accordance with the Preference Share Purchase Agreement.

(c)

During the Revolving Period, the Borrower may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Advances outstanding in accordance with Section 2.4 or (B) acquire additional Collateral Obligations (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the following conditions:

(i)

the Borrower shall have given written notice to the Collateral Agent, each Agent and the Facility Agent of the proposed Reinvestment at or prior to 12:00 p.m., New York City time, on the date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii)	each condition precedent set forth in Section 6.2 shall be satisfied;

Reclassified Broadly Syndicated Loan as of the Business Day immediately prior to the first date on which such Loan failed to satisfy the conditions set forth in the definition of “Broadly Syndicated Loan” (such Business Day, the “Reclassification Date”).

Section 10.5 Separate Existence. (a) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of any of its equityholders or any Affiliate thereof.

(b)	It shall maintain records and books of account separate from those of any other Person.

(c)	It shall pay its own operating expenses and liabilities from its own funds.

(d)

It shall not hold itself out as being liable for the debts of any other Person. It shall not pledge its assets to secure the obligations of any other Person. It shall not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person.

(e)

It shall keep its assets and liabilities separate from those of all other entities. Except as expressly contemplated herein with respect to Excluded Amounts, it shall not commingle its assets with assets of any other Person.

(f)	It shall maintain bank accounts or other depository accounts separate from any other person or entity, including any Affiliate.

(g)

To the extent required under GAAP, it shall ensure that any consolidated financial statements including the Borrower, if any, have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.

(h)

It shall not (A) amend, supplement or otherwise modify its organizational documents (as defined therein), except in accordance therewith and with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (B) divide or permit any division of itself.

(i)

It shall at all times hold itself out to the public and all other Persons as a legal entity separate from its member and from any other Person (other than, if applicable, for U.S. federal income tax purposes).

(j)

It shall file its own Tax returns separate from those of any other Person, if and to the extent required to file tax returns under Applicable Law, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file Tax returns under Applicable Law.

such equity interests; provided that so long as (x) no Event of Default or Unmatured Event of Default shall have occurred and be continuing, (y) the Waiver Period shall have ended and (z) the Portfolio LTV is equal to or less than 65.0%, the Borrower may make a distribution of (A) amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date and (B) the proceeds of any Advance on the applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by such Borrower on such Advance Date and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation.

(b) Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17 Performance of Transaction Documents. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Reserved.

Section 10.19 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(l)

The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or gross negligence on the part of any non-affiliated agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Facility Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent. For purposes of monitoring changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting services (which for ratings by S&P shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(m)

~~The Collateral Agent shall be under no obligation to exercise~~Prior to exercising or ~~honor~~honoring any of the rights or powers vested in it by this Agreement at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement~~, unless the Facility Agent (or such other Person) shall have offered~~ that the Collateral Agent reasonably determines might result in it incurring costs, expenses or liabilities, the Collateral Agent may request, and shall have no obligation to act upon such request or direction until it receives, security or indemnity reasonably acceptable to the Collateral Agent against such costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction and which are not otherwise paid pursuant to Section 8.3(a) or (b).

(n)

In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

Section 11.9 Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with without first obtaining the specific written consent of the Required Lenders, which consent may be withheld in the exercise of their respective sole and absolute discretion;

(o)

any court shall render a final, non-appealable judgment against the Borrower in an amount in excess of $100,000 (excluding, if such aggregate amount is less than $2,500,000, the portion of any such payments made from insurance proceeds) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 30 days of the making thereof;

(p)	~~[reserved];~~ other than as a result of a Specified Portfolio LTV Breach occurring after the Post-Waiver Period Cut-Off Date, the Portfolio LTV exceeds the EOD Target Portfolio LTV;

(q)	failure to pay, on the Facility Termination Date, all outstanding Obligations;

(r)	during the Revolving Period, the Minimum Equity Test is not satisfied and such condition continues unremedied for three (3) consecutive Business Days; or

(s)	after the Post-Waiver Period Cut-Off Date, a Specified ~~Borrowing Base~~Portfolio LTV Breach shall have occurred and continue unremedied for ~~ninety~~thirty (~~90~~30) consecutive days.

Section 13.2 Effect of Event of Default.

(a)

Optional Termination. Upon notice by the Collateral Agent or the Facility Agent (acting on its own or at the direction of the Required Lenders) that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent) or the Required Lenders may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b)

Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

(c)

Specified ~~Borrowing Base~~Portfolio LTV Breach. Upon the occurrence of any Specified ~~Borrowing Base~~Portfolio LTV Breach after the Post-Waiver Period Cut-Off Date, such event shall be deemed to be continuing until such time as the ~~Advances outstanding~~Portfolio LTV no longer ~~exceed the Borrowing Base~~exceeds the EOD Target Portfolio LTV (or as otherwise waived by the Facility Agent in its sole discretion).

Appendix B

Conformed through Amendment No. ~~4~~5 dated as of ~~March 22,~~July 8, 2020

SCHEDULES AND EXHIBITS TO

LOAN FINANCING AND SERVICING AGREEMENT

Dated as of September 24, 2018

(OCSI SENIOR FUNDING LTD.)

EXHIBITS

EXHIBIT A Form of Note

EXHIBIT B Audit Standards

EXHIBIT C-1 Form of Advance Request EXHIBIT C-2 Form of Reinvestment Request

EXHIBIT C-3 Form of Electronic Asset Approval Request EXHIBIT D Form of Monthly Report

EXHIBIT E Form of Electronic Approval Notice EXHIBIT F-1 Authorized Representatives of Servicer EXHIBIT F-2 Request for Release and Receipt

EXHIBIT F-3 Request for Release of Request for Release and Receipt

EXHIBIT G-1 U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships) EXHIBIT G-2 U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)

EXHIBIT G-3 U.S. Tax Compliance Certificate (Foreign Participants - Partnerships) EXHIBIT G-4 U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships) EXHIBIT H Schedule of Collateral Obligations Certification

SCHEDULES

SCHEDULE 1   Diversity Score Calculation

SCHEDULE 2   Moody’s Industry Classification Group List

SCHEDULE 3   Collateral Obligations

SCHEDULE 4   Moody’s RiskCalc Calculation

SCHEDULE 5   Moody’s Definitions

SCHEDULE 6   Impacted Obligations

SCHEDULE 6

IMPACTED OBLIGATIONS

4 Over International LLC Access CIG LLC

ACP Index Partners LLC All Web Leads Inc

American Pacific Corporation Bellevue Parent LLC BMC Software Inc

Cadence Aerospace LLC Carrols Restaurant Group Inc CITGO Petroleum Corp

Continental Intermodal Group LP CTOS LLC

Dealer Tire LLC Ellie Mae Inc

Empower Payments Acquisition Inc Guidehouse LLP

Inmarsat PLC

ION Corporate Solutions Finance Sarl Lannett Co Inc

MHE Intermediate Holdings LLC MRI Software LLC OEConnection LLC

Olaplex Inc Sabert Corp

Star US Bidco LLC Thunder Finco Pty Ltd

Trampoline Acquisition Parent Holdings LLC Truck Holdings Inc

UFC Holdings LLC Zep Inc

    Sch. 6- 1